UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

For 2002, 2003 and the first quarter of 2004, Gateway managed its business by customer class, Consumer and Professional. With the acquisition of eMachines, the Company formed two new operating segments, Retail and International, and realigned the Company’s historical operating segments, Direct Sales (previously Consumer) and Professional during the second quarter of 2004. Management also realigned the allocation of certain corporate overhead expenses to the operating segments.

In order to facilitate a financing transaction, the Company has updated its comparative segment disclosures for prior years to reflect the Company’s new internal reporting structure and Deloitte & Touche LLP conducted an audit of our financial statements for the nine months ended September 30, 2004.

These consolidated financial statements, including the related reports from our independent registered public accounting firms, for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 are being filed with this Current Report on Form 8-K in connection with such financing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
23.1	Consent of Deloitte & Touche LLP relating to Gateway’s Consolidated Financial Statements.

23.2	Consent of PricewaterhouseCoopers LLP relating to Gateway’s Consolidated Financial Statements.

99	Gateway’s Consolidated Financial Statements for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2004

GATEWAY, INC.

By:	/s/ RODERICK M. SHERWOOD III
Roderick M. Sherwood III Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Deloitte & Touche LLP relating to Gateway’s Consolidated Financial Statements.

23.2	Consent of PricewaterhouseCoopers LLP relating to Gateway’s Consolidated Financial Statements.

99	Gateway’s Consolidated Financial Statements for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002.